                         Consent of Independent Auditors




We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in Part B and to the use of our report dated March 14, 2003 with respect to the financial statements of Southern Farm Bureau Life Variable Account in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 No. 333-79865) and related Prospectus of Southern Farm Bureau Life Variable Account (Individual Flexible Premium Deferred Variable Annuity Contract) dated May 1, 2003.


                                                           /s/ Ernst & Young LLP


Des Moines, Iowa
April 25, 2003